Exhibit 10.2
110 WILLIAM PROPERTY INVESTORS III, LLC, as Mortgagor
(“Borrower”)
TO
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as Agent, as Mortgagee
(“Agent”)
________________________________________________________
CONSOLIDATED, AMENDED AND RESTATED SENIOR LOAN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING
________________________________________________________

Dated:    As of March 6, 2017
Location:    110 William Street, New York, New York
County:    New York
Block:    77
Lot:    8
PREPARED BY AND UPON
RECORDATION RETURN TO:
Cadwalader, Wickersham & Taft LLP
227 W. Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention: Holly M. Chamberlain, Esq.

CONSOLIDATED, AMENDED AND RESTATED SENIOR LOAN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
This CONSOLIDATED, AMENDED AND RESTATED SENIOR LOAN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, replaced, supplemented or otherwise modified, being hereinafter referred to as this “Security Instrument”) is made as of this 6th day of March, 2017, by 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having its principal place of business at 430 Park Avenue, 12th Floor, New York, NY 10022, as mortgagor (together with its permitted successors and assigns, “Borrower”) to MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an office at 1585 Broadway, New York, New York 10036, as administrative agent (including any of its successors and assigns, “Agent”), as mortgagee for the ratable benefit of MORGAN STANLEY BANK, N.A., a national banking association, having an office at 1585 Broadway, New York, New York 10036 (together with such other lenders as may be party to the Loan Agreement (defined below) from time to time, collectively, “Lender” or “Lenders”).
RECITALS:
A.    Agent is the owner and holder of those certain mortgages covering the Property (as defined below) more particularly described in Exhibit B (the “Original Mortgages”) and of certain promissory notes secured thereby (the “Original Notes”).
B.    In connection with the making of the loan in the aggregate principal amount of $205,000,000.00 by Lender to Borrower pursuant to the Loan Agreement (as defined herein) between Borrower, Agent and Lender, Borrower has made that certain Gap Note, dated as of the date hereof, in the principal amount of SIXTY THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($63,500,000.00) in favor of Agent for the ratable benefit of Lender (the “Gap Note”), which Gap Note has an outstanding principal balance of SIXTY THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($63,500,000.00);
C.    This Security Instrument is given to secure a senior loan (the “Loan”) in the original principal amount of TWO HUNDRED AND FIVE MILLION AND NO/100 DOLLARS ($205,000,000.00) made pursuant to that certain Senior Loan Agreement, dated as of the date hereof, between Borrower, Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Consolidated, Amended and Restated Senior Loan Promissory Note, dated the date hereof, made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented, extended or otherwise modified from time to time, the “Note”), which note combines, consolidates, amends and restates into one indebtedness all amounts presently due and owing in respect of the Original Notes and secured by the Original Mortgages, which Original Mortgages and this Security Instrument and their respective liens are hereby combined, consolidated, amended and restated and shall form a single consolidated and coordinated lien encumbering the Property (as defined below) in the maximum principal amount of $205,000,000.00, together with interest accrued and to accrue thereon and all other sums secured thereby. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
D.    Borrower, Agent and Lender have agreed in the manner set forth herein (i) to spread the Original Mortgages and the Gap Mortgage and the respective liens thereof over those portions of the Property (as hereinafter defined) not already covered thereby, if any, (ii) to combine, consolidate and coordinate the Original Mortgages and the Gap Mortgage and the respective liens thereof, as spread into one unified lien in the aggregate principal amount of TWO HUNDRED AND FIVE MILLION AND NO/100 DOLLARS ($205,000,000.00) encumbering the Property and (iii) to modify, amend and restate the other terms and provisions of the Original Mortgages and the Gap Mortgage.
E.    In consideration of the foregoing, Borrower hereby represents and warrants to and covenants and agrees with Agent and Lender as follows:
1.    Mortgage Spreader. The Original Mortgages and the Gap Mortgage and the respective liens thereof are hereby spread over those portions of the Property not already covered thereby, which Property includes all of the right, title, interest and estate of the Borrower, now owned, or hereafter acquired therein.
2.    Mortgage Consolidation. The Original Mortgages and the Gap Mortgage and the respective liens thereof, as spread in accordance with Paragraph 1 above, are hereby combined and consolidated so that together they shall hereafter constitute in law but one mortgage, a single lien, covering the Property (as hereinafter defined) and securing the principal sum of ONE HUNDRED FORTY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($141,500,000.00), together with interest thereon as provided in the Note.
3.    Outstanding Indebtedness. The aggregate outstanding indebtedness evidenced by the Note and secured by this Security Instrument is in the amount of TWO HUNDRED AND FIVE MILLION AND NO/100 DOLLARS ($205,000,000.00), it being understood that no interest under the Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue from and after the date hereof at the rate or rates provided in the Note.
4.    Consolidation, Amendment and Restatement. The Original Mortgages and the Gap Mortgage are hereby consolidated and completely amended and restated in their entirety as stated herein.
F.    Borrower desires to secure the payment of the Debt and the performance of the Other Obligations (as hereinafter defined).
G.    This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of the Obligations is secured hereby, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents (Senior Loan), dated as of the date hereof, made by Borrower in favor of Agent for the ratable benefit of Lender delivered in connection with this Security Instrument (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment of Leases”), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and all other documents evidencing or securing or otherwise setting out conditions, covenants, representations and/or remedies in favor of Agent for the ratable benefit of Lender in connection with the funding of the Debt (including all additional mortgages, deeds of trust, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).
H.     The foregoing recitals are incorporated into the operative provisions of this Security Instrument by this reference.
NOW THEREFORE, in consideration of foregoing recitals and the making of the Loan by Lender, the receipt and adequacy of which are hereby conclusively acknowledged, and the covenants, agreements, representations and warranties set forth in this Security Instrument:
ARTICLE 1
GRANTS OF SECURITY
Section 1.1    Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Agent for the ratable benefit of Lender, with power of sale for the benefit and security of Agent, all of the real, personal, tangible and intangible property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”) including, without limitation, the following:
(a)    Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d)    Intentionally Omitted;
(e)    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, permits, licenses, rights of way and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(f)    Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, heating, ventilation or air conditioning equipment, garbage equipment and apparatus, incinerators, boilers, furnaces, motors, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to the property manager or tenants under leases except to the extent that Borrower shall have any right or interest therein;
(g)    Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases, except to the extent that Borrower shall have any right or interest therein;
(h)    Other Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever not covered under subsection (f) and (g) above as defined in and subject to the provisions of the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Borrower, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”); provided, that Personal Property shall not include any property belonging to Tenants under Leases except to the extent that Borrower shall have any right or interest therein;
(i)    Leases and Rents. All of Borrower’s right, title and interest in all leases (including, without limitation, ground leases, subleases or subsubleases), lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which Borrower grants any person a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into by Borrower in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, rent equivalents, tenant termination and contraction fees, moneys payable as damages or in lieu of rent or rent equivalents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, deposits (including, without limitation, security, utility and other deposits) accounts and receipts from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt and the performance of the Other Obligations pursuant to the terms of the Loan Documents and applicable law. Notwithstanding the foregoing, the term “Rents” shall not include Rents payable under a lease to which Borrower is not a party and any fees or reimbursements payable to any manager under any management agreement;
(j)    Condemnation Awards. All Awards or payments, including interest thereon, which may heretofore and hereafter be made to Borrower with respect to all or any portion of the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property including, without limitation, any award or awards, or settlements or payments, hereafter made resulting from (i) condemnation proceedings or the taking of all or any portion of the Improvements, the Equipment, the Fixtures, the Leases or the Personal Property, or any part thereof, under the power of eminent domain; or (ii) the alteration of grade or the location or the discontinuance of any street adjoining the Property or any portion thereof; and Borrower hereby agrees to execute and deliver from time to time such further instruments as may be requested by Agent or any Lender to confirm such assignment to Agent for the ratable benefit of Lender of any such award, damage, payment or other compensation;

(k)    Insurance Proceeds. All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments, or settlements made in lieu thereof, in connection with a Casualty to the Property;
(l)    Tax Certiorari. All refunds, rebates or credits in connection with any reduction in Taxes or Other Charges charged against the Property, including, without limitation, as a result of tax certiorari or any applications or proceedings for reduction;
(m)    Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;
(n)    Rights. The right, following the occurrence and during the continuance of an Event of Default, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Agent and/or Lender in the Property, subject to and in accordance with the terms of the Loan Agreement;
(o)    Agreements. To the extent lawfully assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default, to receive and collect any sums payable to Borrower thereunder;
(p)    Intellectual Property. To the extent assignable, all intellectual property, including without limitation, all tradenames, trademarks, servicemarks, logos, copyrights, websites, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(q)    Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts now or hereafter established or maintained pursuant to the Loan Agreement, Clearing Account Agreement, Cash Management Agreement or any other Loan Documents, any other account maintained by Borrower, or any account in which moneys, proceeds, receivables or other items of deposit are held for the benefit of Borrower; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(r)    Interest Rate Cap Agreement. The Interest Rate Cap Agreement and any replacements, amendments or supplements thereto, including, but not limited to, all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the

Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing, and all claims of Borrower for breach by the counterparty thereunder of any covenant, agreement, representation or warranty contained in the Interest Rate Cap Agreement; and all products and proceeds of any of the foregoing; and
(s)    Other Rights. All other or greater rights and interests of every nature in the Real Property (as hereinafter defined) and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower (including, without limitation, any and all other rights of Borrower in and to the items set forth in Subsections (a) through (r) above).
AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Agent, for the ratable benefit of Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transaction subject to the Permitted Encumbrances; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2    Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Agent for the ratable benefit of Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases, the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Agent grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.
Section 1.3    Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property including all accounts established by Agent pursuant to the Loan Agreement, the Clearing Account Agreement or Cash Management Agreement. By executing and delivering this Security Instrument, Borrower hereby grants to Agent, for the ratable benefit of Lender, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and the other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”) subject to the Permitted Encumbrances. If an Event of Default shall occur and be continuing, Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Agent may deem reasonably necessary for the care, protection and preservation of the Collateral. Upon request or demand of Agent after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Agent at a convenient place (at the Land if tangible property) reasonably acceptable to Agent. Borrower shall pay to Agent within ten (10) Business Days following demand any and all reasonable and documented, out-of-pocket expenses, including reasonable and documented, out-of-pocket legal expenses and attorneys’ fees and costs, actually incurred or paid by Agent in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Agent with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least twenty (20) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Agent to the payment of the Debt in such priority and proportions as Agent in its discretion shall deem proper. Borrower’s (debtor’s) principal place of business is as set forth on the first page hereof and the address of Agent (secured party) is as set forth on the first page hereof.
Section 1.4    Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement (naming Borrower as the Debtor with an address as set forth on the first page hereof, and Agent as the Secured Party with an address as set forth on the first page hereof) filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.
Section 1.5    Pledges of Monies Held. Borrower hereby pledges to Agent, for the ratable benefit of Lender, any and all monies now or hereafter held by Agent, for the ratable benefit of Lender, or on behalf of Agent, for the ratable benefit of Lender, in connection with the Loan, including, without limitation, any sums deposited in the Clearing Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Documents.
Section 1.6    Consolidated Mortgage. Borrower, Agent and Lender hereby covenant and agree that the liens of the Original Mortgages are consolidated so that they together shall hereafter constitute one mortgage, a single lien, upon premises described herein in Exhibit A.
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Agent, for the ratable benefit of Lender, and its successors and assigns, forever, subject to the Permitted Encumbrances;
WITH POWER OF SALE, to secure Borrower’s payment to Lender of the Debt and performance of the Other Obligations at the time and in the manner provided in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly (a) pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents and (b) perform the Other Obligations as set forth in the Loan Agreement, this Security Instrument and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Agent and Lender pursuant to the provisions hereof which are expressly stated in the Loan Documents to survive repayment of the Debt shall survive any such payment or release, as expressly provided therein.
ARTICLE 2

DEBT AND OBLIGATIONS SECURED
Section 2.1    Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are given for the purpose of securing the Debt.
Section 2.2    Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are also given for the purpose of securing the Other Obligations.
ARTICLE 3
BORROWER COVENANTS
Borrower covenants and agrees that:
Section 3.1    Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.
Section 3.2    Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.3    Maintenance of Property. Borrower shall cause the Property to be maintained in accordance with the terms of the Loan Agreement. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements, except in connection with Alterations that are either approved or for which Agent’s approval is not required under the Loan Agreement) without the consent of Agent, not to be unreasonably withheld, conditioned or delayed, or as otherwise permitted pursuant to the Loan Agreement. Subject to the terms of the Loan Agreement, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.4    Waste. Borrower shall not commit or suffer any material physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that would reasonably be expected to invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.5    Payment for Labor and Materials.
(a)    Subject to Section 3.5(b) below and the terms of the Loan Agreement (including, without limitation, Borrower’s contest rights expressly permitted thereunder), Borrower (i) will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property, (ii) never permit to exist beyond the due date thereof in respect of the Property, or any part thereof, any Lien or security interest, even though inferior to the Liens and security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances, and (iii) never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests created hereby and by the other Loan Documents except for the Permitted Encumbrances or as otherwise expressly permitted by the Loan Agreement.
(b)    After prior written notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.
Section 3.6    Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.7    Change of Name, Identity or Structure. Except as otherwise provided in the Loan Agreement and subject to the terms thereof, Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, to the extent the same is required pursuant to the terms and provisions of the Loan Agreement, without first obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall execute and deliver to Agent, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Agent or any Lender to establish or maintain the validity, perfection and priority of the security interests granted herein. At the request of Agent or any Lender from time to time, Borrower shall execute a certificate in form satisfactory to Agent or any Lender listing the trade names under which Borrower is operating or intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
ARTICLE 4
OBLIGATIONS AND RELIANCES
Section 4.1    Relationship of Borrower, Agent and Lender. The relationship between Borrower, Agent and Lender is solely that of debtor and creditor, and neither Agent nor Lender have any fiduciary or other special relationship with Borrower, and no term or condition of the Loan Agreement, the Note, this Security Instrument or any other Loan Document shall be construed so as to deem the relationship between Borrower, Agent and Lender to be other than that of debtor and creditor.
Section 4.2    No Reliance on Agent or Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower, Agent and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Agent’s or Lender’s expertise, business acumen or advice in connection with the Property.
Section 4.3    No Agent or Lender Obligations.
(a)    Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2 hereof, neither Agent nor Lender are undertaking the performance of (i) any obligations under the Leases, or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Agent and/or Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any Officer’s Certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or Policy, neither Agent nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Agent.
Section 4.4    Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Agent and Lender are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Agent or Lender; that such reliance existed on the part of Agent and Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan and in Agent in administering the Loan; and that Lender would not be willing to make the Loan and Agent would be unwilling to administer the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.
ARTICLE 5
FURTHER ASSURANCES
Section 5.1    Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to fully protect and perfect the Lien or security interest hereof upon, and the interest of Agent, for the ratable benefit of Lender, in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all reasonable and documented, out-of-pocket expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Loan Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any other security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any other security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 5.2    Further Acts, etc. Except as otherwise provided in the Loan Agreement and subject to the terms thereof, Borrower will, at the cost of Borrower, and without expense to Agent or any Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Agent, for the ratable benefit of Lender, the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Agent, for the ratable benefit of Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on written demand from Agent, will execute and deliver, and in the event it shall fail, within five (5) Business Days of such demand, to so execute and deliver, hereby authorizes Agent file in such jurisdictions as necessary one or more financing statements to evidence more effectively the security interest of Agent, for the ratable benefit of Lender, in the Property. Borrower grants to Agent, for the ratable benefit of Lender, an irrevocable power of attorney coupled with an interest effective upon the occurrence of, and continuing only during the continuance of an Event of Default, for the purpose of exercising and perfecting any and all rights and remedies available to Agent at law and in equity, including, without limitation, such rights and remedies available to Agent pursuant to this Section 5.2; provided, however, in no event shall Agent have the power or authority to expand the obligations of Borrower as set forth in the Loan Documents.
Section 5.3    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)    If any Change in Law deducts the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt or Agent’s or Lender’s interest in the Property (other than Excluded Taxes), Borrower will pay the tax (other than Excluded Taxes), with interest and penalties thereon, if any. If Agent is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Agent or any Lender, unenforceable or provide the basis for a defense of usury, then Agent shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Agent shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents, or shall impose any other tax or charge on the same, Borrower will pay for the same, other than taxes imposed on Agent’s or Lender’s income, franchise or other similar taxes, with interest and penalties thereon, if any.
Section 5.4    Severing of Mortgage. This Security Instrument and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Agent, be severed into two or more notes and two or more security instruments as set forth in, and subject to the terms and conditions of Article 9 of the Loan Agreement.
Section 5.5    Replacement Documents. Upon receipt of a certificate of an officer of Agent or any Lender in a form reasonably acceptable to Borrower as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue at no cost to Borrower, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise in the same form at the Note. Such certification from Agent or such Lender shall include an indemnity from Agent or such Lender, as applicable, in a form reasonably acceptable to Borrower covering any actual loss or cost Borrower may incur in connection with such lost, mutilated, stolen or destroyed Note. In the event such lost, stolen or destroyed Note is subsequently located by Agent or Lender, such party shall promptly mark it as “CANCELLED AND VOID” and shall promptly return it to Borrower.
ARTICLE 6
DUE ON SALE/TRANSFER
Section 6.1    Agent and Lender Reliance. Borrower acknowledges that Agent and Lender have examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Agent and Lender have a valid interest in maintaining the value of the Property so as to ensure that, should an Event of Default occur and continue with respect to repayment of the Debt or the performance of the Other Obligations, Agent, for the ratable benefit of Lender, can recover the Debt by a sale of the Property.
Section 6.2    No Sale/Transfer. Neither Borrower nor any Restricted Party shall Transfer the Property or any part thereof or any direct or indirect interest therein, or permit or suffer the Property or any part thereof or any direct or indirect interest therein to be Transferred, other than as expressly permitted pursuant to the terms of the Loan Agreement.
ARTICLE 7
RIGHTS AND REMEDIES UPON DEFAULT
Section 7.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Agent, for the ratable benefit of Lender, may take such action, without notice or demand (except as provided in the Loan Agreement), to the fullest extent permitted by law, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent:
(a)    declare the entire unpaid Debt to be immediately due and payable;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure, in accordance with the law of the State of New York, of this Security Instrument under any applicable provision of law, in which case the Property, or any interest therein, may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing Lien and security interest of this Security Instrument for the balance of the Debt and the Other Obligations not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; and, without limiting the foregoing:
(i)    in connection with any sale or sales hereunder, Agent shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) property that can be severed from the Real Property covered hereby, or (z) any improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Real Property. Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Agent shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;
(ii)    Agent shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Agent so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Agent;
(iii)    should Agent elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Agent has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of the Real Property, Agent shall give such notice of the occurrence of an Event of Default, if any, and its election to sell such Property as may then be required by law. Thereafter, upon the giving of such notice of sale and the expiration of any required time period as may then be required by law, subject to the terms hereof and of the other Loan Documents, and without the necessity of any demand on Borrower or Agent at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Agent may from time to time postpone any sale hereunder by public announcement thereof at the time and place noticed for any such sale; and
(iv)    if the Property consists of several lots, parcels or items of property, Agent shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Agent designates in Agent’s sole discretion. Any Person, including Borrower or Agent, may purchase at any sale hereunder. Should Agent desire that more than one sale or other disposition of the Property be conducted, Agent shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Agent may designate, and no such sale shall terminate or otherwise affect the lien of this Security Instrument on any part of the Property not sold until all the Obligations have been satisfied in full. In the event Agent elects to dispose of the Property through more than one sale, except as otherwise provided by applicable law, Borrower agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;
(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, in the Loan Agreement or in the other Loan Documents;
(f)    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor or indemnitor with respect to the Loan or any Person otherwise liable for the payment of the Debt or any part thereof;
(h)    upon or at any time after the occurrence and during the continuance of an Event of Default, the license granted to Borrower under Section 1.2 hereof may be revoked and Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise, but subject to the rights of any Tenant under any Lease, and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Agent upon demand, and thereupon Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (ii) complete any construction on the Property in such manner and form as Agent deems advisable, (iii) make alterations, additions, renewals, replacements and improvements to or on the Property reasonably necessary for the operation and maintenance of the Property, (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof, provided, however, in no event shall Agent have the power or authority to expand the obligations of Borrower as set forth in the Loan Documents, (v) require Borrower to pay monthly in advance to Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, (vi) require Borrower to vacate and surrender possession of the Property to Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise, and (vii) apply the receipts from the Property to the payment of the Debt and the performance of the Other Obligations, in such order, priority and proportions as Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees and costs) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Agent, its counsel, agents and employees;
(i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and/or the Personal Property or any part thereof, and to take such other measures as Agent may deem reasonably necessary for the care, protection and preservation of the Fixtures, the Equipment and/or the Personal Property; and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment and/or the Personal Property and make it available to Agent at a convenient place acceptable to Agent (at the Land if tangible property). Any notice of sale, disposition or other intended action by Agent with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;
(j)    apply any sums then deposited or held in escrow or otherwise by or on behalf of Agent in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:
(i)    Taxes and Other Charges;
(ii)    Insurance Premiums;
(iii)    Interest on the unpaid principal balance of the Note;
(iv)    Amortization of the unpaid principal balance of the Note; and/or
(v)    All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, the Prepayment Premium, if applicable, and advances made by Agent pursuant to the terms of this Security Instrument;
(k)    pursue such other remedies as Agent and/or Lender may have under applicable law; or
(l)    apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Agent shall deem to be appropriate in its sole and absolute discretion.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2    Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Agent or Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by

Agent to the payment of the Debt in such priority and proportions as Agent in its discretion shall deem proper.
Section 7.3    Right to Cure Defaults. Subject to the terms of the Loan Agreement, upon the occurrence and during the continuance of any Default or Event of Default, Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any Other Obligations hereunder, make any payment or do any act required of Borrower hereunder or in the other Loan Documents with respect to any Other Obligations which payment or action on the part of Agent shall be in such manner and to such extent as Agent may deem necessary to protect the security hereof. Agent is authorized to enter upon the Property (subject to the rights of Tenants under the Leases) for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or to collect the Debt, and the out-of-pocket cost and expense thereof (including reasonable attorneys’ fees and expenses to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Agent within ten (10) Business Days following demand. All such out-of-pocket costs and expenses incurred by Agent in remedying any Default or Event of Default or in appearing in, defending, or bringing any such action or proceeding, as hereinabove provided, shall bear interest at the Default Rate from and after such ten (10) Business Day period, for the period beginning from and after such ten (10) Business Day period to the date of payment to Agent. All such costs and expenses incurred by Agent, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Debt and to be secured by this Security Instrument and the other Loan Documents and shall be due and payable within ten (10) Business Days following demand by Agent therefor.
Section 7.4    Actions and Proceedings. Upon the occurrence and during the continuance of an Event of Default, Agent has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Agent, in its sole and absolute discretion, decides should be brought to protect its interest in the Property.
Section 7.5    Recovery of Sums Required To Be Paid. Agent shall have the right, during the continuance of an Event of Default, from time to time, to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Agent thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Borrower existing at the time such earlier action was commenced.
Section 7.6    Other Rights, etc.
(a)    The failure of Agent or any Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Agent or any Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Agent extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Borrower, and neither Agent nor Lender shall have any liability whatsoever for any decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Agent shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Agent’s possession.
(c)    Upon the occurrence and during the continuance of an Event of Default, Agent may resort for the payment of the Debt and the performance of the Other Obligations to any other security held by Agent in such order and manner as Agent, in its discretion, may elect. Agent may take action to recover the Debt, or any portion thereof, or to enforce the Other Obligations or any covenant hereof without prejudice to the right of Agent thereafter to foreclose this Security Instrument. The rights of Agent or Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Agent or any Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Agent nor Lender shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.7    Right to Release Any Portion of the Property. Upon the occurrence and during the continuance of an Event of Default, Agent may release any portion of the Property for such consideration as Agent may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Agent for such release, and Agent may accept by assignment, pledge or otherwise any other property in place thereof as Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.
Section 7.8    Violation of Laws. If the Property is not in full compliance with any Legal Requirement, subject to Borrower’s right to contest the same pursuant to the Loan Agreement, Agent may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.
Section 7.9    Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 9.4 of the Loan Agreement, Agent and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower with respect to the Loan contained in Section 8.1 herein without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Agent commences a foreclosure action against the Property or exercises its power of sale pursuant to this Security Instrument, Agent is entitled to pursue a deficiency judgment with respect to such obligations against Borrower with respect to the

Note. Borrower is fully and personally liable for the obligations set forth in said Section 8.1 hereof. The liability of Borrower and any guarantor or indemnitor with respect to the Loan pursuant to Section 8.1 hereof is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Agent from foreclosing or exercising its power of sale pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower pursuant to Section 8.1 hereof whether or not an action is brought against any other Person and whether or not any other Person is joined in the action or actions. In addition, Agent and any Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 7 or Article 8 herein. Notwithstanding anything in this Security Instrument to the contrary, Agent and Lender shall have no recourse against, nor shall there be any personal liability to, the members of Borrower (other than Guarantor under the Guaranty and under the Environmental Indemnity), or to the shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (direct or indirect) of Borrower or Guarantor with respect to the obligations of Borrower under this Security Instrument. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any of Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability and obligations under the Guaranty or under the Environmental Indemnity, or Agent’s or Lender’s rights to exercise any rights or remedies against any collateral securing the Loan.
Section 7.10    Right of Entry. To the extent permitted by and in accordance with the Loan Documents and applicable law, and upon reasonable notice to Borrower, Agent and its agents shall have the right to enter and inspect the Property at reasonable times, subject to the rights of Tenants under Leases.
Section 7.11    Neither Agent Nor Lender Obligated; Cumulative Rights. Nothing in this instrument shall be construed as obligating Agent or Lender to take any action or incur any liability with respect to the Property, and all options given to Agent or Lender are for its benefit and shall and may be exercised in such order and in such combination as Agent or Lender in its sole discretion may from time to time decide. Each remedy is distinct and cumulative to all other rights and remedies under this Instrument and the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.
ARTICLE 8
MORTGAGE TAX INDEMNIFICATION
Section 8.1    Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses actually incurred by any Indemnified Parties and arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

ARTICLE 9
WAIVERS
Section 9.1    Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Agent or Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.
Section 9.2    Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument.
Section 9.3    Waiver of Notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT BE ENTITLED TO ANY NOTICES OF ANY NATURE WHATSOEVER FROM AGENT OR LENDER EXCEPT WITH RESPECT TO MATTERS FOR WHICH THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS SPECIFICALLY AND EXPRESSLY PROVIDE FOR THE GIVING OF NOTICE BY AGENT OR LENDER TO BORROWER AND EXCEPT WITH RESPECT TO MATTERS FOR WHICH AGENT OR LENDER IS REQUIRED BY APPLICABLE LAW TO GIVE NOTICE, AND BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM AGENT OR LENDER WITH RESPECT TO ANY MATTER FOR WHICH THIS SECURITY INSTRUMENT DOES NOT SPECIFICALLY AND EXPRESSLY PROVIDE FOR THE GIVING OF NOTICE BY AGENT OR LENDER TO BORROWER.
Section 9.4    Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to payment of the Debt or performance of the Other Obligations.
Section 9.5    Waiver of Jury Trial. EACH OF AGENT, LENDER AND BORROWER (BY THEIR ACCEPTANCE OF THIS SECURITY AGREEMENT) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF AGENT, LENDER AND BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF AGENT, LENDER AND

BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY. BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, AGENT AND LENDER SHALL BE DEEMED TO HAVE CONSENTED TO THIS SECTION 9.5.
ARTICLE 10
EXCULPATION
The provisions of Section 3.1 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.
ARTICLE 11
NOTICES
All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
ARTICLE 12

APPLICABLE LAW
Section 12.1    Governing Law; Jurisdiction; Service of Process. THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF) SHALL GOVERN ALL MATTERS RELATING TO THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.2    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 13
DEFINITIONS
All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in the singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Agent” shall mean Agent and any successor Agent under the Loan Agreement, the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable and documented, out-of-pocket outside attorneys’ fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.
ARTICLE 14
MISCELLANEOUS PROVISIONS
Section 14.1    No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Agent, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 14.2    Successors and Assigns. This Security Instrument shall be binding upon and shall inure to the benefit of Borrower, Agent and Lender and their respective successors and permitted assigns, as set forth in the Loan Agreement. Agent and Lender shall have the right to assign or transfer their respective rights under this Security Instrument in connection with any assignment of the Loan and the Loan Documents in accordance with the terms of the Loan Agreement. Any assignee or transferee of Agent or Lender shall be entitled to all the benefits afforded to (and shall be bound by all obligations of) Agent or Lender (as the case may be), as applicable, under this Security Instrument. Borrower shall not have the right to assign or transfer its rights or obligations under this Security Instrument without the prior written consent of Agent, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.
Section 14.3    Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.
Section 14.4    Headings, etc. The headings and captions of the various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5    Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Agent and/or Lender, as applicable, shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Agent and/or Lender, as applicable, and are merged with the lien and security interest created herein as cumulative security for the payment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 14.6    Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Agent with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Borrower and Agent with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Agent or Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.
Section 14.7    Limitation on Agent’s and Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Agent or any Lender, nor shall it operate to make Agent or any Lender responsible or liable for any physical waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, unless and until Agent or Lender succeeds to the interest of Borrower to the Property. Nothing herein contained shall be construed as constituting Agent or Lender a “mortgagee in possession.”
Section 14.8    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Security Instrument and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control and be binding.
Section 14.9    Severability. In case any one or more of the provisions of this Security Instrument, the Note, the Assignment of Leases, the Loan Agreement, any of the other Loan Documents, or any other agreement now or hereafter executed in connection with any one or more of the foregoing is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof. Each of the provisions of every such agreement, document or instrument shall be enforceable by Agent and Lender to the fullest extent now or hereafter permitted by law.
Section 14.10    No Partnership or Joint Venture. No provision of this Security Instrument or any of the other Loan Documents shall constitute a partnership, joint venture, tenancy in common or joint tenancy between Borrower and Agent or Lender, it being intended that the only relationship created by this Security Instrument, the Loan Agreement, the Note and the other Loan Documents shall be that of debtor and creditor.
Section 14.11    No Merger. So long as the Obligations owed to Lender secured hereby remain unpaid and undischarged and unless Agent otherwise consents in writing, the fee, leasehold, subleasehold and sub-subleasehold estates in and to the Property will not merge but will always remain separate and distinct, notwithstanding the union of such estates (without implying Borrower’s consent to such union) either in Borrower, Agent, Lender, any tenant or any third party by purchase or otherwise, in the event this Security Instrument is originally placed on a leasehold estate and Borrower later obtains fee title to the Property, such fee title will be subject and subordinate to this Security Instrument.
ARTICLE 15
STATE-SPECIFIC PROVISIONS
Section 15.1    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 15 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 15 shall control and be binding.
Section 15.2    Commercial Property. Borrower represents that this Security Instrument does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate more than six residential dwelling units, each having its own separate cooking facilities.
Section 15.3    Maximum Debt Secured. Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Security Instrument at execution or which under any contingency may become secured hereby at any time hereafter is $205,000,000.00 plus (a) taxes, charges or assessments which may be imposed by law upon the premises, (b) premiums on insurance policies covering the premises, and (c) out-of-pocket expenses actually incurred in upholding the lien of this Security Instrument, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Security Instrument, (ii) any amount, cost or charges to which the Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (iii) interest at the Default Rate (or Interest Rate).
Section 15.4    Insurance Proceeds. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument and/or the Loan Agreement on the one hand, and the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of this Security Instrument and/or the Loan Agreement, as applicable, shall control.
Section 15.5    Section 291-f Agreement. This Security Instrument is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York (“Section 291-f”) and shall be entitled to the benefits afforded thereby. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument or the provisions of the other Loan Documents, on the one hand, and the provisions of said Section 291-f, on the other hand, the provisions of this Security Instrument and the other Loan Documents shall control.
Section 15.6    Sections 254, 271, 272 and 273 of the Real Property Law. All covenants hereof shall be construed as affording to Agent or Lender rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 273 of the Real Property Law of the State of New York, or any other applicable law
Section 15.7    Article 14 of the Real Property Actions and Proceedings Law. Reference is hereby made to Article 14 of the Real Property Actions and Proceedings Law of the State of New York, as the same may be amended from time to time, for the purposes of obtaining for Agent the benefit of said Article in connection with Agent’s rights with respect to foreclosure of this Security Instrument by power of sale.
Section 15.8    Waiver of Appraisement and Valuation. To the full extent Borrower may do so under applicable law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Borrower, for Borrower and Borrower’s representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole or any part of the obligations, notice of election to mature or declare due the whole or any part of the obligations and all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Agent under the terms of this Security Instrument to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or the right of Agent or Lender under the terms of this Security Instrument to the payment of such indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this Section 15.8 and currently in force, of which Borrower or Borrower’s representatives, successors and assigns and such other persons claiming any interest in the Property might take advantage despite this Section 15.8, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 15.8.
Section 15.9    Trust Fund. Pursuant to Section 13 of the Lien Law, Borrower shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument or the provisions of the other Loan Documents, on the one hand, and the provisions of said Section 13, on the other hand, the provisions of this Security Instrument and the other Loan Documents shall control.
Section 15.10    Interpretation. The clauses and covenants contained in this Security Instrument that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections. The additional clauses and covenants contained in this Security Instrument shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights, notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Agent and Lender arising under the clauses and covenants contained in this Security Instrument shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Agent or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Security Instrument, the provisions of this Security Instrument shall prevail.
Section 15.11    New York Real Property Law Article 4-A. If this Security Instrument shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law § 125, then this Security Instrument shall and hereby does (i) confer upon the Agent the powers and (ii) impose upon Agent the duties of trustees set forth in New York Real Property Law § 126.
Section 15.12    Statement in Accordance with Section 274-a of the New York Real Property Law. Agent shall, within fifteen (15) days after written request, provide the Borrower with the statement required by Section 274-a of the New York Real Property Law.
Section 15.13    Priority. Reference is hereby made to the following mortgages encumbering the Property, each dated the date hereof from Borrower to Agent for the ratable benefit of Lender and each intended to be recorded contemporaneously herewith that certain Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the maximum principal amount of $27,338,496.00 (the “Building Loan Mortgage”). Irrespective of the actual order of recordation, this Security Instrument and the liens, terms and conditions hereof, are intended to be, are hereby made, and shall be and remain prior, superior and senior in priority to the Building Loan Mortgage and the respective liens, terms and conditions thereof.
Section 15.14    RPAPL. If an Event of Default shall occur and be continuing, Agent may elect, with or without entry or taking possession of the Property as provided in this Security Instrument or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Security Instrument, to sell (and, in the case of any default of any purchaser, resell) the Property or any part thereof pursuant to any procedures provided by applicable law, including, without limitation, exercise of the power of foreclosure granted to Agent by Article 13 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Agent may commence a civil action to foreclose this Security Instrument pursuant to Article 13 of the RPAPL to satisfy the Debt and all other amounts secured hereby or exercise any other right and/or remedy provided under applicable law.

Section 15.15    Reconveyance. Upon payment in full of all sums secured by this Security Instrument and upon Borrower’s request of Agent, Agent shall execute, acknowledge and deliver to Borrower at Borrower’s sole cost and expense either (a) an assignment of the Note and this Security Instrument to any Person designated by Borrower, without recourse or warranty or representation, except as to the outstanding principal amount and that there has been no other assignment of the Note and this Security Instrument or (b) a satisfaction of this Security Instrument to release the Lien of this Security Instrument from the Property, such assignment or satisfaction, as applicable, to be in such form and substance reasonably acceptable to Agent. Concurrently with the release or assignment of this Security Instrument, Agent shall use commercially reasonable efforts to cause the original Note to be returned to Borrower.
[No Further Text on this Page; Signature Page Follows]

IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.
BORROWER:

110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company

By: /s/ Christopher Schlank
Name: Christopher Schlank
Title: Authorized Signatory

[ACKNOWLEDGEMENT FOLLOWS]

CONSOLIDATED, AMENDED AND
RESTATED SENIOR LOAN MORTGAGE

ACKNOWLEDGMENT
STATE OF NY        )
SS:
COUNTY OF      NY         )
On the 2nd day of March in the year 2017 before me, the undersigned, personally appeared Christopher Schlank , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carena Ng
Signature and Office of individual
taking acknowledgment

CONSOLIDATED, AMENDED AND
RESTATED SENIOR LOAN MORTGAGE

LENDER:

MORGAN STANLEY BANK, N.A., a national banking association

By: /s/ Kristin Sansone
Name: Kristin Sansone
Title: Authorized Signatory

[ACKNOWLEDGEMENT FOLLOWS]

CONSOLIDATED, AMENDED AND
RESTATED SENIOR LOAN MORTGAGE

ACKNOWLEDGMENT
STATE OF NEW YORK )
SS:
COUNTY OF NEW YORK )
On the 3rd day of March in the year 2017 before me, the undersigned, personally appeared      Kristin Sansone , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ George Hsu
Signature and Office of individual
taking acknowledgment

CONSOLIDATED, AMENDED AND
RESTATED SENIOR LOAN MORTGAGE

EXHIBIT A
LEGAL DESCRIPTION

ALL that certain plot piece or parcel of land, situate, lying and being in the Borough of Manhattan, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of William Street and the northerly side of John Street;

RUNNING THENCE northerly along the easterly side of William Street, 188 feet 3 inches to a point in said easterly side of William Street, distant 154 feet 10 ¼ inches southerly from the corner formed by the intersection of the southerly side of Fulton Street and the said easterly side of William Street;

THENCE easterly on a line forming an angle of 86 degrees 52 minutes 30 seconds on its northerly side with the easterly side of William Street 159 feet 4 ¼ inches;

THENCE southwesterly on a line forming an angle of 82 degrees 44 minutes 30 seconds on its westerly side with the last mentioned course, 49 feet 5 inches;

THENCE continuing southwesterly on a line forming an angle of 180 degrees 49 minutes 30 seconds on its easterly side with the last mentioned course, 25 feet 7 ½ inches;

THENCE continuing southwesterly along a line making an angle of 179 degrees 48 minutes on its easterly side with the last mentioned course, 23 feet 2 ½ inches;

THENCE southeasterly and along a line forming an angle of 93 degrees 51 minutes 50 seconds on its northerly side with the last mentioned course, 24 feet 10 ¼ inches;

THENCE southerly along a line forming an angle of 96 degrees 20 minutes 30 seconds on its westerly side with the last mentioned course 104 feet 3 ¼ inches to the northerly side of John Street;

THENCE westerly along the northerly side of John Street 173 feet 4 ¼ inches to the corner formed by the intersection of the northerly side of John Street with the easterly side of William Street at the point or place of BEGINNING.

EXHIBIT B

Mortgage Schedule

Mortgage #1:

Mortgagor:	HSD/Horton Associates

Mortgagee:	The Equitable Life Assurance Society of the United States

Amount:	$57,200,000.00

Dated:	12/9/1998

Recorded:	12/18/1998

Recording ID:	Reel 2777 page 2412

Assignment of Mortgage #1a:

Assignor:	The Equitable Life Assurance Society of the United States

Assignee:	Secore Financial Corporation

Dated:	5/14/2001

Recorded:	8/24/2001

Recording ID:	Reel 3347 page 680

Assigns Mortgage #1.

Amended and Restated Mortgage #2:

Mortgagor:	TrizecHahn Regional Pooling LLC

Mortgagee:	Secore Financial Corporation

Amount:	$49,050,000.00

Dated:	5/17/2001

Recorded:	8/24/2001

Recording ID:	Reel 3347 page 688

This mortgage by its terms is consolidated with Mortgage #1 to form a single lien of $106,250,000.00.

Assignment of Mortgage #2a:

Assignor:	Secore Financial Corporation

Assignee:	LaSalle Bank National Association, as Trustee for the Holders of TrizecHahn Office Properties Trust Commercial Mortgage Pass-Through Certificates, Series 2001-TZH

Dated:	5/17/2001

Recorded:	3/22/2005

Recording ID:	CRFN 2005000165202

Assigns Mortgages #1 and #2, as consolidated.

CONSOLIDATED, AMENDED AND
RESTATED SENIOR LOAN MORTGAGE

Assignment of Mortgage #2b:

Assignor:	LaSalle Bank National Association, as Trustee for the Holders of TrizecHahn Office Properties Trust Commercial Mortgage Pass-Through Certificates, Series 2001-TZH

Assignee:	Riverside Lending Company, LLC

Dated:	7/8/2004

Recorded:	3/22/2005

Recording ID:	CRFN 2005000165203

Assigns Mortgages #1 and #2, as consolidated.

Mortgage Loan Assumption Agreement #2c:

Mortgagor:	Trizec Realty, Inc,

Mortgagee:	Riverside Lending Company, LLC

Dated:	7/8/2004

Recorded:	3/22/2005

Recording ID:	CRFN 2005000165204

New borrower assumes all obligations under Mortgage #1 and #2, as consolidated.

Amended and Restated Mortgage #3:

Mortgagor:	Trizec Realty, Inc.

Mortgagee:	Riverside Lending Company, LLC

Amount:	$106,250,000.00

Dated:	7/8/2004

Recorded:	3/22/2005

Recording ID:	CRFN 2005000165205

Amends and restates Mortgage #1 and #2, as consolidated.

Assignment of Mortgage #3a:

Assignor:	Riverside Lending Company, LLC

Assignee:	Lehman Brothers Holdings Inc.

Dated:	12/13/2004

Recorded:	4/26/2005

Recording ID:	CRFN 2005000241446

Assigns Mortgages #1 and #2, as consolidated.

Mortgage Consolidation and Modification Agreement #3b:

Mortgagor:	Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

Mortgagee:	110 William, LLC

Dated:	12/16/2004

Recorded:	4/26/2005

Recording ID:	CRFN 2005000241447

CONSOLIDATED, AMENDED AND
RESTATED ACQUISITION LOAN MORTGAGE

Modifies terms of Mortgage #1 and #2, as consolidated, now securing the sum of $106,250,000.00.

Assignment of Mortgage #3c:

Assignor:	Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

Assignee:	LaSalle Bank National Association, as Trustee for The Lehman Brothers Floating Rate Commercial Mortgage Trust 2005-LLFC4 Mortgage Pass-Through Certificates, Series 2005-LLFC4

Dated:	6/8/2007

Recorded:	6/28/2007

Recording ID:	CRFN 2007000335218

Assigns Mortgages #1 and #2, as consolidated.

Assignment of Mortgage #3d:

Assignor:	LaSalle Bank National Association, as Trustee for The Lehman Brothers Floating Rate Commercial Mortgage Trust 2005-LLFC4 Commercial Mortgage Pass-Through Certificates, Series 2005-LLFC4

Assignee:	Lehman Brothers Bank FSB

Dated:	6/8/2007

Recorded:	6/28/2007

Recording ID:	CRFN 2007000335220

Assigns Mortgages #1 and #2, as consolidated.

Mortgage #4:

Mortgagor:	110 William, LLC

Mortgagee:	Lehman Brothers Bank FSB

Amount:	$66,600,000.00

Dated:	6/8/2007

Recorded:	6/28/2007

Recording ID:	CRFN 2007000335222

Amends and Restates Mortgage #1 and #2, as consolidated.

Mortgage Consolidation and Modification Agreement #4a:

Mortgagor:	Lehman Brothers Bank FSB

Mortgagee:	110 William, LLC

Dated:	6/8/2007

Recorded:	6/28/2007

Recording ID:	CRFN 2007000335223

Consolidates Mortgages #1, #2 and #3 to form a single lien in the amount of $156,600,000.00.

CONSOLIDATED, AMENDED AND
RESTATED ACQUISITION LOAN MORTGAGE

Amended and Restated Mortgage #4b:

Mortgagor:	110 William, LLC

Mortgagee:	Lehman Brothers Bank FSB

Amount:	$156,600,000.00

Dated:	6/8/2007

Recorded:	6/28/2007

Recording ID:	CRFN 2007000335224

Amends and Restates Mortgages #1, #2 and #3, as consolidated.

Assignment of Mortgage #4c:

Assignor:	Lehman Brothers Bank, FSB

Assignee:	LaSalle Bank National Association, in its capacity as Trustee for the Registered Holders of LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

Dated:	2/19/2008

Recorded:	3/18/2008

Recording ID:	CRFN 2008000110420

Assigns Mortgages #1, #2 and #3, as consolidated.

Assignment of Amended and Restated Mortgage, Assignment of Leases and Rents
and Security Agreement and other Loan Documents #4d:

Assignor:
Bank of America, N.A., a national banking association (successor by merger to LaSalle Bank National Association, a national banking association), as Trustee for the Registered Holders of LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

Assignee:
U.S. Bank National Association, a national banking association organized and 3 existing under the laws of the United States of America, not in its individual capacity but solely in its capacity as Trustee for the Registered Holders of LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates Series 2007-C3

Dated:	6/4/2012

Recorded:	6/25/2012

Recording ID:	CRFN 2012000249536

Assigns Mortgages #1, #2 and #3, as consolidated.

Assignment of Mortgage #4e:

Assignor:
U.S. Bank National Association, a national banking association organized and 3 existing under the laws of the United States of America, not in its individual capacity but solely in its capacity as Trustee for the Registered Holders of LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates Series 2007-C3

Assignee:	UBS Real Estate Securities Inc., a Delaware corporation

Dated:	6/11/2012

CONSOLIDATED, AMENDED AND
RESTATED ACQUISITION LOAN MORTGAGE

Recorded:	6/25/2012

Recording ID:	CRFN 2012000249537

Assigns Mortgages #1, #2 and #3, as consolidated.

Consolidated, Amended and Restated Mortgage and Security Agreement #4f:

Mortgagor:	110 William, LLC, a Delaware limited liability company

Mortgagee:	UBS Real Estate Securities Inc., a Delaware corporation

Amount:	$141,500,000.00

Dated:	6/11/2012

Recorded:	6/25/2012

Recording ID:	CRFN 2012000249538

Consolidates, amends and restates Mortgages #1, #2 and #3, as consolidated now securing the sum of $141,500,000.00.

Assignment of Mortgage #4g:

Assignor:	UBS Real Estate Securities Inc., a Delaware corporation

Assignee:	U.S. Bank National Association, as Trustee for the Registered Holders of UBS-Barclays Commercial Mortgage Trust 2012-C2, Commercial Mortgage Pass-Through Certificates, Series 2012-C2

Dated:	7/17/2012

Recorded:	8/29/2012

Recording ID:	CRFN 2012000342467

Assigns Mortgages #1, #2 and #3, as consolidated.

#4h Loan Assumption and Substitution Agreement by and among 110 William, LLC, 110 William Property Investors III, LLC, Kent M. Swig, Longwing Incorporated, Savanna Real Estate Fund III, L.P. and U.S. Bank National Association, as Trustee for the Registered Holders of UBS-Barclays Commercial Mortgage Trust 2012-C2, Commercial Mortgage Pass-Through Certificates, Series 2012-C2 dated as of 5/2/2014 and recorded 5/7/2014 in CRFN 2014000155917. (Assumption in the amount of $141,500,000.00) New Borrower assumes all obligations under Mortgages #1, 2 & 3, as consolidated.

CONSOLIDATED, AMENDED AND
RESTATED ACQUISITION LOAN MORTGAGE